As filed with the Securities and Exchange Commission on November 15, 2000

                              Registration No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                 Form S-8
                          Registration Statement
                                Under The
                          Securities Act of 1933

                          Tupperware Corporation
          (Exact name of Registrant as Specified in Its Charter)


Delaware                                  36-4062333
(State or Other Jurisdiction              (I.R.S. Employer
of Incorporation or Organization)         Identification Number)

14901 South Orange Blossom Trail          32837
        Orlando, Florida                  (Zip Code)
      (Address of Principal
        Executive Offices)

               Tupperware Corporation 2000 Incentive Plan
                         (Full Title of the Plan)

                      Thomas M. Roehlk, Esq.
        Senior Vice President, General Counsel and Secretary
                       Tupperware Corporation
                  14901 South Orange Blossom Trail
                       Orlando, Florida 32837
                          (407) 826-5050
               (Name, Address and Telephone Number,
            Including Area Code, of Agent for Service)

Calculation of Registration Fee

Title of       Amount to be    Proposed      Proposed      Amount of
Each Class     Registered      Maximum       Maximum       Registration
of Securities                  Offering      Aggregate     Fee
to be                          Price Per     Offering
Registered                     Unit          Price

Common         4,000,000        (2)          (2)           $18,776
Stock, $.01    shares(1)
par value

Preferred      4,000,000        (3)           (3)           (3)
Stock          rights
Purchase
Rights

(1) This registration statement also covers an additional and indeterminate number of shares of Common Stock that may be issued pursuant to the anti-dilution provisions of the Plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices of the Common Stock reported in the consolidated reporting system on November 8, 2000.

(3) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                              Part II

         Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Tupperware Corporation (the "Company") (Commission File No. 1-11657) are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 25, 1999;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended April 1, 2000, July 1, 2000 and September 30, 2000; and

         (c) The descriptions of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and the related Preferred Stock Purchase Rights (the "Rights") associated with the Common Stock, which are contained in the registration statements filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or report filed for the purpose of updating such descriptions.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         In accordance with Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Company's Amended and Restated Certificate of Incorporation provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain transactions under Section 174 of the DGCL (which concerns unlawful payments of dividends, stock purchases or redemptions) or
(iv) transactions from which a director derives an improper personal benefit.

         While the Company's Amended and Restated Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. Accordingly, the Amended and Restated Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Amended and Restated Certificate of Incorporation described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to the Company's officers who are not directors.

         The Company's Amended and Restated Certificate of Incorporation provides that each person who is or was, or has agreed to become, a director or officer of the Company, or each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Company as an employee or agent of the Company or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by the Company, in accordance with the Company's Amended and Restated By-laws, to the fullest extent authorized by the DGCL as currently in effect (or, to the extent indemnification is broadened, as it may be amended). In addition, the Company may enter into one or more agreements with any person providing for indemnification greater or different than that provided in the Amended and Restated Certificate of Incorporation.

         The Company's Amended and Restated By-laws provide that each person who is or was made a party to, or is threatened to be made a party to, any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL as currently in effect (or, to the extent indemnification is broadened, as it may be amended), against all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith. The Company's Amended and Restated By-laws also provide that the right to indemnification conferred thereby is a contract right and will include the right to be paid by the Company for the expenses incurred in defending the proceedings specified above, in advance of their final disposition, except that, if the DGCL so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) will be made only upon delivery to the Company by the director or officer of an undertaking to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under such provision or otherwise. The Company's
Amended and Restated By-laws further provide that the Company may, by action of its Board, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors, officers and employees.

         The Company's Amended and Restated By-laws provide that persons indemnified thereunder may bring suit against the Company to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such a suit will be reimbursed by the Company. It further provides that while it is a defense to such an action that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the DGCL, the burden of proving such defense will be on the Company and neither the failure of the Company's Board to have made a determination prior to the commencement of such action that indemnification is proper, nor an actual determination by the Company that the claimant has not met the applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         The Company's Amended and Restated By-laws provide that the right to indemnification and payment of expenses incurred in defending a proceeding in advance of its final disposition conferred therein will not be exclusive of any other right that any person may have or may in the future acquire under any statute, provision of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, agreement, vote of stockholders, vote of disinterested directors or otherwise. The Amended and Restated By-laws permit the Company to maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Company, or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

         The Company also maintains a standard policy of officers' and directors' liability insurance providing coverage to its officers and directors.

Item 7.  Exemption from Registration Claimed
         Not applicable.

Item 8.  Exhibits

         See the accompanying Exhibit Index for a list of Exhibits to this Registration Statement.

Item 9.  Undertakings

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange
Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities
Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 15th day of November, 2000.


                                 TUPPERWARE CORPORATION



                                 By:  /s/ Thomas M. Roehlk
                                      -----------------------------
                                      Thomas M. Roehlk
                                      Senior Vice President, General
                                      Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this 15th day of November, 2000.

Name                                Capacity

      *                             Chairman of the Board and Chief
----------------------              Executive Officer
E.V. Goings                         (principal executive officer)

      *                             Executive Vice President and Chief
----------------------              Financial Officer
Paul B. Van Sickle                  (principal financial officer and
                                    principal accounting officer)

      *                             Director
----------------------
Rita Bornstein

      *                             Director
----------------------
Clifford J. Grum

      *                             Director
----------------------
Betsy D. Holden

      *                             Director
----------------------
Joe R. Lee

      *                             Director
----------------------
Bob Marbut

      *                             Director
----------------------
Angel R. Martinez

      *                             Director
----------------------
David R. Parker

      *                             Director
----------------------
Robert M. Price

      *                             Director
----------------------
Joyce M. Roche

      *                             Director
----------------------
M. Anne Szostak

*  By:  Thomas M. Roehlk, Attorney-in-Fact

        INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number  Description of Exhibit


4.1     Amended and Restated Certificate of Incorporation of the
        Company, filed as Exhibit 3.1 to the Company's Registration Statement on Form 10, as amended (Commission File No. 1-11657) (the "Form 10"), is incorporated herein by reference.

4.2     Amended and Restated Bylaws of the Company, filed as Exhibit
        3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 26, 1999, are incorporated herein by reference.

*4.3    Tupperware Corporation 2000 Incentive Plan

4.4 Form of Rights Agreement between the Company and the Rights Agent named therein, filed as Exhibit 4 to the Form 10, is incorporated herein by reference.

*23.1   Consent of PricewaterhouseCoopers LLP.

*24.1   Power of Attorney from Rita Bornstein, Director.

*24.2   Power of Attorney from Clifford J. Grum, Director.

*24.3   Power of Attorney from Betsy D. Holden, Director.

*24.4   Power of Attorney from Joe R. Lee, Director.

*24.5   Power of Attorney from Bob Marbut, Director.

*24.6   Power of Attorney from Angel R. Martinez, Director.

*24.7   Power of Attorney from David R. Parker, Director.

*24.8   Power of Attorney from Robert M. Price, Director.

*24.9   Power of Attorney from Joyce M. Roche, Director.

*24.10  Power of Attorney from M. Anne Szostak, Director.

*24.11 Power of Attorney from E.V. Goings, Chairman of the Board and Chief Executive Officer and Director.

*24.12  Power of Attorney from Paul B. Van Sickle, Executive
        Vice President and Chief Financial Officer.
_____________________
*     Filed herewith.